Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of HPS Corporate Lending Fund of our report dated March 20, 2026, relating to the financial statements of HPS Corporate Lending Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 17, 2026